U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	47-5245051
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
250 West 57th St Suite 2223
New York, New York	10107
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-207037
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share, one Right and one Redeemable Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, each exchangeable into one-seventh of one Ordinary Share	The NASDAQ Stock Market LLC

Redeemable Warrant, each exercisable for one half of one Ordinary Share at an exercise price of $11.50 per full share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights and warrants of Andina Acquisition Corp. II (the “Company”). The description of the units, ordinary shares, rights and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 18, 2015, as amended from time to time (File No. 333-207037) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Form of Amended and Restated Memorandum and Articles of Association (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.1	Specimen Unit Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.2	Specimen Ordinary Share Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.3	Specimen Right Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.5	Form of Unit Purchase Option between the Registrant and EarlyBirdCapital, Inc. (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.6	Specimen Warrant Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).
4.7	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207037) filed on November 6, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANDINA ACQUISITION CORP. II

Date: November 9, 2015	By: /s/ Julio A Torres Julio A. Torres Chief Executive Officer